UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2026

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2026, the Company terminated its Equity Distribution Agreement dated May 6, 2026 (the “Equity Distribution Agreement”), by and between the Company, Oppenheimer & Co. Inc. (“Oppenheimer & Co.”) and Raymond James & Associates, Inc. (“Raymond James” and together with Oppenheimer & Co., the “Sales Agents”). As previously reported, pursuant to the terms of the Equity Distrbution Agreement, the Company could sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $100 million in “at-the-market” offerings through or to the Sales Agents (the “ATM Program”). The Company is not subject to any termination penalties related to the termination of the Equity Distribution Agreement. Prior to the termination, the Company has not sold any shares of Common Stock under the ATM Program.

     The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the the Equity Distribution Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026

CARRIAGE SERVICES, INC.

By:	/s/ John Enwright
John Enwright
Senior Vice President, Chief Financial Officer and Treasurer